UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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GAINSCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 26, 2010

TO THE SHAREHOLDERS:

The annual meeting of the shareholders of GAINSCO, INC. (the “Company”) will be held on the 1st Floor, 3333 Lee Parkway, Dallas, Texas 75219, on May 26, 2010, at 9:30 a.m. (Dallas Time) for the following purposes:

1.	to elect a Board of Directors consisting of six persons;

2.	to approve amendments to our Restated Articles of Incorporation, as amended (the “Existing Articles”), that conform to the Texas Business Organizations Code;

3.	to approve an amendment to our Existing Articles that deletes references to previous reverse stock splits;

4.	to approve an amendment to our Existing Articles to update the provisions pertaining to indemnification of our officers and directors;

5.	to approve an amendment to our Existing Articles to set the number of shareholder votes for certain actions;

6.	to approve an amendment to our Existing Articles to update the provisions pertaining to limitation of liability of directors; and

7.	to transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Only shareholders of record as of the close of business on April 19, 2010 will be entitled to notice of or to vote at this meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2009 is being mailed concurrently with the mailing of this proxy statement.

We encourage you to vote. Whether or not you expect to attend the meeting, please either complete, date and sign the enclosed Proxy and mail it promptly or vote your shares by using the Internet or by telephone in accordance with the instructions contained on the enclosed form of Proxy to assure that your shares are represented at the meeting. A return envelope (which is postage pre-paid if mailed in the United States) is provided. Even if you have given your Proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a Proxy issued in your name.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN S. DANIELS,
Secretary

Dallas, Texas

April 28, 2010

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Shareholders to be held on May 26, 2010

The Proxy Statement and Annual Report for 2009 are available at

http://www.RRDEZProxy.com/2010/Gainsco

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

to Be Held on May 26, 2010

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of GAINSCO, INC., a Texas corporation (the “Company”), for use in connection with the annual meeting of the shareholders of the Company (the “Meeting”) to be held on the 1st Floor, 3333 Lee Parkway, Dallas, Texas 75219, on May 26, 2010, at 9:30 a.m. (Dallas Time), and at any adjournment thereof. This Proxy Statement and the enclosed form of proxy were first mailed to security holders on or about April 28, 2010.

The solicitation of proxies is being made and paid for by the Company. In addition to soliciting proxies by use of the mails, the Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $5,000 plus certain expenses, additional solicitation may be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares will be voted in favor of the recommendations of the Board. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

RECORD DATE AND VOTING SECURITIES

Only holders of record as of the close of business on April 19, 2010 (the “Record Date”) of shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) will be entitled to vote on matters presented at the Meeting.

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to come before the Meeting.

On the Record Date there were outstanding 4,781,592 shares of Common Stock, constituting all of the outstanding shares entitled to vote at the meeting. A majority of the shares of Common Stock outstanding on the Record Date constitutes a quorum. Cumulative voting is not permitted.

All shares of Common Stock represented at the Meeting in person or by proxy are counted in determining the presence of a quorum. Directors are elected by plurality vote and, therefore, the six nominees receiving the highest number of affirmative votes shall be elected as directors, if a quorum is present. The affirmative vote of the holders of at least two thirds of the outstanding shares entitled to vote is required for the approval of Proposals No. 2 through No. 6, which would amend and restate the Company’s Articles of Incorporation, as described herein. Abstentions and broker non-votes will not be counted or entitled to vote.

In this Proxy Statement, references to numbers of shares of Common Stock and related prices of Common Stock are adjusted to reflect the one for five reverse stock split that became effective in June, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock beneficially owned (as defined by the rules of the Securities and Exchange Commission (“SEC”)) by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the other Named Executives (defined under “EXECUTIVE COMPENSATION – Summary Compensation Table”) for the year ended December 31, 2009, and (iv) all of the directors and executive officers of the Company as a group. Except as otherwise indicated in footnotes to the table, the address for all of the persons listed is 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Shares (2)		Percent of Common Stock (3)
Goff Moore Strategic Partners, L.P. (“GMSP”) and John C. Goff (4)	1,746,367	(5)	35.9%
Robert W. Stallings	1,105,499	(6)	23.1%
James R. Reis	563,254	(7)	11.8%
Glenn W. Anderson	72,833		1.5%
Robert J. Boulware	5,769		*
Joel C. Puckett	37,056	(8)	*
Sam Rosen	16,356	(8) (9)	*
Harden H. Wiedemann	3,578	(8)	*
John H. Williams	5,501	(8)	*
Directors and executive officers as a group (12 persons)	3,573,973	(10)	73.5%

*	Less than 1%
(1)	On the Record Date, there were 4,781,592 shares of Common Stock outstanding.
(2)	To the best of the Company’s knowledge, each person named has sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days, including (x) through the exercise of any option or warrant or (y) through the conversion of another security.

(3)	Calculated as of a particular date by dividing the number of shares beneficially owned by such person by the number of shares of Common Stock outstanding. Both the numerator and the denominator include shares as to which the person has the right to acquire voting or investment power (or both) within 60 days.
(4)	Mr. Goff may be deemed the beneficial owner of the shares of Common Stock beneficially owned by GMSP because he is Managing Principal of the managing general partner of GMSP. He is the owner of 33.33% of the limited partner interests in the limited partnership that is the managing general partner of GMSP and 33.33% of the membership interests in the limited liability company which is its general partner, and is a designee of GMSP on the Board. The address of GMSP is 500 Commerce Street, Suite 700, Fort Worth, Texas 76102.
(5)	Includes 77,500 shares of Common Stock issuable to GMSP upon exercise of a warrant.
(6)	Mr. Stallings is the executive Chairman of the Board. The Company has been informed that 952,010 of the shares beneficially owned by Mr. Stallings are pledged as security for a loan.
(7)	Mr. Reis is Vice Chairman of the Company. The Company has been informed that 534,110 of the shares beneficially owned by Mr. Reis are pledged as security for a loan.
(8)	Includes the following numbers of shares that the designated individuals have the right to acquire upon exercise of options granted pursuant to the 1998 Long Term Incentive Plan (the “1998 Plan”): Mr. Puckett – 420; Mr. Rosen – 420; Mr. Wiedemann – 420; and Mr. Williams – 420.
(9)	Includes 257 shares owned by Mr. Rosen’s wife as to which Mr. Rosen disclaims beneficial ownership.
(10)	The group consists of the persons identified in the table and the executive officers identified under “Executive Officers.” Includes (i) 1,680 shares that may be acquired upon exercise of options and (ii) 77,500 shares that may be acquired upon exercise of a warrant.

ELECTION OF DIRECTORS

(Proposal No. 1)

CORPORATE GOVERNANCE

Applicable corporate law and the Bylaws of the Company provide that the business and affairs of the Company shall be managed by the Board of Directors. The Board currently consists of eight directors but the size of the Board will be reduced to six members following the Meeting.

Independent Directors

The Company’s Common Stock is listed and traded on the NYSE Amex (the “Amex”). Pursuant to Section 803 of the NYSE Amex Company Guide, a majority of the directors must be “independent” as that term is defined in such rules, and the Board must affirmatively determine that each director deemed to be “independent” does not have a material relationship with the Company that would interfere with the exercise of independent judgment. In accordance with that requirement, the Board has determined that Messrs. Boulware, Goff, Puckett, Rosen, Wiedemann and Williams are “independent” under Rule 803A.2. In making that determination, the Board considered the requirements and limitations adopted by the Amex in its rules.

Organization of the Board; Meetings

Audit Committee. The Audit Committee’s functions are set forth in the Audit Committee Charter, which the Board adopted on May 19, 2003 and most recently amended on March 29, 2010, and they are summarized below under “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM –

Report of the Audit Committee.” The Audit Committee currently consists of Joel C. Puckett, Chairman, Harden H. Wiedemann and John H. Williams, all of whom have been determined by the Board to be independent. The Audit Committee had four meetings during 2009. A copy of the charter of the Audit Committee is available on the Company’s web site at www.gainsco.com (links to the charter of the Audit Committee, the other committee charters referred to below and the codes of conduct referred to below are at http://www.gainscoinc.com/governance/our-comp_corp-gov.html). Additional information regarding the role of the Audit Committee with respect to the Company’s financial statements and its relationship with the independent registered public accounting firm that audits those statements is set forth under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – Report of the Audit Committee.”

Compensation Committee. The Compensation Committee establishes the compensation of executive officers of the Company and administers incentive compensation plans which provide benefits to executive officers. The Compensation Committee prepares recommendations to the Board on the adoption of incentive plans and awards incentive compensation pursuant to the GAINSCO, INC. 2005 Long-Term Incentive Compensation Plan (“the 2005 Plan”). The Compensation Committee currently consists of John H. Williams, Chairman, Robert J. Boulware and Sam Rosen, all of whom have been determined by the Board to be independent. The Compensation Committee had one meeting during 2009. A copy of the charter of the Compensation Committee is available on the Company’s web site at www.gainsco.com.

Corporate Governance Committee. The Corporate Governance Committee is responsible for recommending to the Board individuals to serve as directors (see “Nomination Procedures” below). In addition, the Corporate Governance Committee (i) has the responsibility to review, approve or disapprove, or impose any conditions on, any transaction or group or series of transactions involving the Company and any related party, and (ii) during intervals between meetings of the Board, has the authority to exercise all of the powers of the full Board over all matters other than certain extraordinary corporate matters and those matters coming specifically within the purview of other committees of the Board. The Corporate Governance Committee is composed of Joel C. Puckett, Chairman, Robert J. Boulware and John H. Williams, all of whom have been determined by the Board to be independent. The Corporate Governance Committee held one meeting in 2009. A copy of the charter of the Corporate Governance Committee is available on the Company’s web site at www.gainsco.com. Additional information regarding the role of the Corporate Governance Committee is set forth under the captions “Nominations for Election of Directors” and “Nomination Procedures.”

401(k) Plan Investment Committee. The 401(k) Plan Investment Committee’s functions include overseeing and administering the affairs of the Company’s 401(k) Plan (the “401(k) Plan”). The 401(k) Plan Investment Committee is composed of Glenn W. Anderson, Chairman, and Daniel J. Coots, who serves as an advisory member. The 401(k) Plan Investment Committee had three meetings in 2009.

Full Board of Directors. During 2009, there were four meetings of the Board. During 2009, all of the Company’s directors, except for Mr. Goff, attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which they served.

The Board and the Audit Committee each hold regularly scheduled executive sessions. In the case of Board meetings, separate executive sessions are held with all of the directors present, with only the non-employee directors present, and with only the independent directors present. In the case of the Audit Committee, the members (all of whom are independent) meet in executive session with the independent registered public accounting firm that reviews and audits the Company’s financial statements (see “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”) and separately with only the members of the committee, Company counsel and any other independent directors who desire to participate present. The Compensation Committee and the Corporate Governance Committee meet in executive session whenever the members consider it appropriate to do so.

Board Leadership Structure

The structure of our Board of Directors is intended to assure that the oversight of the Company’s operations reflects the interests of our shareholders. Specifically:

•

Since 1998, the Company has split the roles of Chairman of the Board and Chief Executive Officer. Since the Company’s recapitalization in 2005 (the “Recapitalization”), Robert W. Stallings has been the Executive Chairman, a role that includes both traditional functions of a board chairman, providing overall leadership of the Board and presiding at Board meetings, and designation as the Company’s chief strategic officer. In this role, Mr. Stallings provides leadership on broad policies and issues encountered in the Company’s business, including economic trends, developments in financial markets and the competitive, regulatory and legal environment in which the Company operates, as well as other important issues and trends.

•

As Chief Executive Officer, Glenn W. Anderson is responsible for all significant operations of the Company and directly oversees the functions and performance of senior management. He works closely with Mr. Stallings in identifying trends in the markets in which the Company operates and developing the Company’s strategic and tactical decisions, and Mr. Anderson is responsible to the Board for the implementation of those decisions.

•

In 2005, the Board designated Mr. Puckett as the Lead Independent Director to provide independent perspective and guidance regarding important issues and overall governance practices. Mr. Puckett also chairs the Audit and Corporate Governance Committees.

•	Two of the directors (Messrs. Goff and Stallings) serve as directors pursuant to contractual arrangements, pursuant to agreements entered into by the Company in connection with the Recapitalization.

The Board of Directors believes that the structure described above, including participation of substantial shareholders on the Board, fits the Company’s circumstances well and provides an appropriate means of overseeing all aspects of the business and operations, including risk assessment and oversight.

Qualifications of Our Directors

The Board believes that each of the directors provides qualifications, experiences, attributes and skills that contribute to the effective governance of the Company and that each of the directors is qualified to serve on the Board. Specifically:

•

Mr. Stallings has been engaged in the leadership and management of consumer financial services business for more than 30 years. This experience has involved extensive participation in financial and capital markets, as well as knowledge and regulatory and legal matters affecting regulated industries. Mr. Stallings is also our second largest shareholder.

•

Mr. Anderson has been active in the property and casualty insurance business since 1975 and served in progressively more senior management positions at other insurance companies prior to joining the Company in 1998. His more than 12 years experience leading the Company provides exceptional insight into the Company’s business and knowledge or every aspect of the business.

•

Robert J. Boulware’s background includes extensive experience in the marketing of retail financial products and services to consumers, devising marketing strategies and recruitment, training and supervision of successful marketing operations. This experience and his role as a trustee of an investment company provide useful perspective and insights for the Company’s insurance business.

•

John C. Goff is the President of GMSP, our largest shareholder. He has extensive experience in management of a larger public company and in investments, both as a manager and in his personal investments. Mr. Goff’s background as a certified public accountant and as chief executive officer of a significant public company is also very valuable in oversight of the Company.

•

Mr. Puckett has extensive experience as a certified public accountant and as an investor. This background provides important skills and insights that benefit the Board and the Company in his roles as Chairman of the Audit and Corporate Governance Committee and as the Lead Independent Director. Having served as a director since the formation of the Company, Mr. Puckett also contributes extensive knowledge of the Company’s business and history.

•

Sam Rosen has engaged in private law practice with an emphasis on business law for more than 40 years and has been a director of another public company. That background, together with his role as outside counsel to the Company for many years and his services as a director since 1983, allow Mr. Rosen to provide valuable legal judgment and insight to the Board.

•

Harden H. Wiedemann’s substantial experience in managing business in the healthcare, health insurance and employee benefits sectors and as an entrepreneur provide useful knowledge and perspective about various aspects of the Company’s business. In addition, his service as a director since 1989 has provided him with extensive knowledge of the Company’s business and history.

•

Mr. Williams had a successful career as an investment professional and served for many years as a director of a larger public company. As a result of these experiences and the insights he gained in investments, financial management, financial reporting and other areas, he makes a significant contribution to the Board’s consideration of issues and oversight of management. In addition, his service as a director since 1990 has provided him with extensive knowledge of the Company.

Oversight of Risk

The Board as a whole and the Audit, Compensation and Corporate Governance Committees participate actively in the oversight of the Company’s risk management. The Audit Committee has the most extensive role in overseeing risk, particularly because of its responsibility for the review of quarterly unaudited and annual audited financial statements and financial disclosures. This responsibility causes the members of the Audit Committee to devote substantial time and attention to understanding the components of the Company’s financial performance and reporting, and regular meetings of the Audit Committee include detailed review of, among other things, significant accounting and financial reporting policies and procedures, oversight of our development and implementation of internal accounting controls, interaction with the independent public accounting firm that reviews quarterly financial information and conducts the annual audit, analysis of significant risks arising from the Company’s operations, and review of significant fluctuations in results.

The Audit Committee oversaw management’s development in 2007 of the Company’s Enterprise Risk Assessment and Risk Management Program, which it reviews at least annually and updates as necessary. This program provides a thorough overview of the areas of risk associated with the Company’s operations by major risk category and serves as the principal guideline for how the Company’s operating units should be addressing risk and how management oversees this process.

By virtue of his role as Chairman of the Audit Committee, Mr. Puckett is also responsible for receiving and responding to “whistleblower” complaints and reporting on them to the Audit Committee and the Board.

The Compensation Committee takes into account the potential risks associated with any form of compensation that is considered and exercises independent judgment in assessing whether to approve or disapprove any proposal.

The Compensation Committee and the Board, with the assistance of management, reviewed each type of compensation paid to our employees to determine whether any portion of our compensation practices encourages excessive risk taking. Based on that review, the Board concluded that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

The Corporate Governance Committee has the responsibility for developing and recommending to the Board corporate governance policies to promote the competent and ethical operation of the Company, and it reviews and assesses these policies at least annually. It also is responsible for oversight of the Company’s two codes of conducts, which are described elsewhere in this Proxy Statement, and it reviews and approves or disapproves, or imposes any conditions on, any transaction or group or series of related transactions involving the Company and any related party. In fulfilling each of these responsibilities, the Corporate Governance Committee considers the risks to the Company involved in actual or proposed transactions and relationships.

At regular quarterly meetings of the Board, the chairmen of the Audit, Compensation and Corporate Governance Committees report to the Board concerning any actions taken by the respective committees, including any matters involving risk oversight, and this information is discussed further by the Board as appropriate.

Nominations for Election of Directors

The Board has empowered the Corporate Governance Committee to develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company, including consideration of the performance of incumbent directors in determining whether to nominate them for reelection, as well as the tenure policy of the Board with regard to directors. The Corporate Governance Committee is directed to make appropriate recommendations to the Board with respect to individuals to be included among management’s nominees, and, as appropriate, to the shareholders of the Company with respect to the election of directors. The Corporate Governance Committee would consider nominees proposed by shareholders and would apply the same general criteria in evaluating potential nominees whether they are proposed by shareholders or otherwise identified for consideration.

The Charter of the Corporate Governance Committee provides the framework for the evaluation of incumbent directors and potential nominees for director, stating that the following skills and characteristics are to be considered by the Corporate Governance Committee: (1) superior leadership abilities, (2) independence, (3) ability to commit necessary time and effort to improve the Company’s value, (4) innovative thought, (5) business and management experience, and (6) a working knowledge of finance and accounting principles. The Corporate Governance Committee and the Board believe that such criteria promote a diversity of perspective and skills on the Board which is desirable in promoting good corporate governance. Except for such criteria, the Corporate Governance Committee has not adopted a policy regarding diversity in selecting candidates for the Board. It may consider additional criteria in the future if it determines that this would lead to more effective governance.

Nomination Procedures

The Corporate Governance Committee will evaluate any candidates for director recommended by a shareholder according to the same criteria as a candidate identified by the Corporate Governance Committee. Any shareholder entitled to vote in the election of directors at our Annual Meeting of Shareholders may nominate persons for election as directors of the Company at such meeting. Any shareholder who intends to nominate a director at our Annual Meeting of Shareholders must notify our Corporate Secretary in writing at the principal executive offices of the Company of such intent in a timely manner in accordance with our Bylaws. In accordance with the advance notice provisions of our Amended and Restated Bylaws that became effective January 1, 2010, to be timely, director nominations must be delivered to or mailed and received by the Secretary of the Company not less than 70 days nor more than 100 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. However, in the event that the date of the Annual Meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date, then to be timely such notice must be received by the Company on or before the later of (i) 70 calendar days prior to the date of the meeting or (ii) the tenth day following the day on which public announcement of the date of the meeting was made. The notice must include:

•

as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•

as to the shareholder giving the notice: (i) the name and address, as they appear on the Company’s books, of (a) such shareholder and (b) (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder and (3) any person controlling, controlled by or under common control with any person described in clauses (i)(b)(1) through (2) above (collectively, a “Shareholder Associated Person”); and (ii) (a) the class and number of shares of the Company that are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to our securities and, if applicable, (b) a description of (1) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any securities of the Company, (2) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the shareholder or any Shareholder Associated Person with respect to securities of the Company, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

Within such time period for providing notice, the shareholder nominee must also deliver to the Secretary of the Company, at the principal executive offices of the Company, a written response to a questionnaire that will be provided by the Secretary of the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting

Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Company.

Shareholder Communications

The management of the Company and the Board welcome communications from the Company’s shareholders. While the Board has not formally adopted a process for shareholders to communicate with the Board, shareholders who wish to communicate with the Board, or one or more specified directors, may send an appropriately addressed letter to the Chairman of the Board of the Company, at 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.” All such letters should identify the author as a security holder, and, if the author desires for the communication to be forwarded to the entire Board or one or more specified directors, the author should so request, in which case the Chairman will arrange for it to be so forwarded unless the communication is irrelevant or improper.

Codes of Conduct

The Board has adopted two codes of conduct which are applicable to employees of the Company. One of these, the Code of Ethics for Sarbanes-Oxley Section 406 Officers (the “Code of Ethics”), is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is intended to satisfy the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. In addition, the Board adopted a separate Code of Business Conduct for all employees, which is also applicable to officers covered by the Code of Ethics.

These codes of conduct are intended to assure that employees of the Company observe high standards of ethics and integrity in the conduct of the Company’s business and in dealings with the Company. Copies of each code of conduct are available on the Company’s web site (www.gainsco.com).

Attendance at Annual Meetings of Shareholders

The Company has no policy with respect to director attendance at annual meetings of shareholders. In 2009, two members of the Board attended the annual meeting of shareholders.

Nominees

The Corporate Governance Committee discussed its members’ views regarding the overall performance of the Board and the performance of individual members of the Board, and the Chairman of that committee also solicited the views of the Executive Chairman regarding nominees. After due consideration, the Corporate Governance Committee voted to recommend that the size of the Board be reduced from eight to six members and that the six current directors listed below be nominated for re-election. Based on that recommendation, the Board has nominated the six candidates identified in the following table for election as directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The ages shown in the table for each nominee are as of the Record Date. Each nominee is currently serving as a director and is currently serving on the Board committees indicated below.

Name	Age	Director Since
Glenn W. Anderson (3)	57	1998	Mr. Anderson has served as President and Chief Executive Officer of the Company since April, 1998. Mr. Anderson has been engaged in the property and casualty business since 1975.

Robert J. Boulware (2)(4)	53	2005	Mr. Boulware, now retired, was President and Chief Executive Officer of ING Funds Distributor, LLC, a wholly owned subsidiary of ING Groep, N.V. engaged in the distribution of mutual funds through intermediary and affiliate channels, with which he was an executive officer from 1992 to 2006. Mr. Boulware specialized in wholesale distribution in financial services for 25 years. He has been a Trustee of the Met Investors Series Trust, an open-end, management investment company, since 2009.

John C. Goff (5)	54	1997	Mr. Goff has been a Managing Principal of Goff Capital Partners, LP, a private equity firm with more than $5 billion in investments under management, since 1998 and Chairman and Chief Executive Officer of Crescent Real Estate Holdings LLC, a real estate investment and management company, since 2009. Mr. Goff co-founded Crescent Real Estate Equities Co. with Mr. Richard Rainwater, leading its initial public offering in May 1994 and serving as Chief Executive Officer and Vice Chairman of the Board of Trust Managers from 1994 until 2007. The company grew from more than $500 million in assets at its initial public offering to approximately $6.5 billion upon its sale in August 2007 to Morgan Stanley Real Estate.

Joel C. Puckett (1)(4)	66	1979	Mr. Puckett is a certified public accountant located in Minneapolis, Minnesota. Mr. Puckett has been engaged in the private practice of accounting since 1973. Mr. Puckett was Chairman of the Board from 1998 until 2001.

Robert W. Stallings	60	2001	Mr. Stallings has been executive Chairman of the Board since January, 2005. He previously served as non-executive Chairman of the Board from 2001 until January, 2005, non-executive Vice Chairman of the Board from March until September, 2001, and as a consultant to a subsidiary of the Company from 2001 until January 21, 2005. Mr. Stallings has served as Chairman and President of Stallings Capital Group, Inc., a Dallas-based merchant banking firm specializing in the financial services industry, since 2000. He has been a director of Texas Capital Bancshares, Inc. since 2001 and served as a trust manager of Crescent Real Estate Equities Co. from 2002 until 2007.

John H. Williams (1)(2)(4)	76	1990	Mr. Williams is retired and has managed personal investments for more than five years. He served as a director of Clear Channel Communications, Inc. from 1984 until 2008.

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the 401(k) Plan Investment Committee.
(4)	Member of the Corporate Governance Committee.
(5)	Crescent Operating, Inc., an entity of which Mr. Goff had been President and Chief Executive Officer until he resigned in 2002, filed a stockholder approved pre-packaged Chapter 11 bankruptcy reorganization plan in 2003.

All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board may nominate. No family relationship exists among the directors, executive officers or nominees.

Executive Officers

Information concerning the executive officers of the Company as of the Record Date is set forth below:

Name	Age	Position with the Company
Robert W. Stallings	60	Executive Chairman of the Board
Glenn W. Anderson	57	President, Chief Executive Officer and Director
James R. Reis	52	Vice Chairman
Richard M. Buxton	61	Senior Vice President, Corporate Affairs
Daniel J. Coots	58	Senior Vice President, Chief Financial Officer and Chief Accounting Officer
John S. Daniels	61	General Counsel and Secretary

Robert W. Stallings has served as executive Chairman of the Board since January 21, 2005. Mr. Stallings’ background appears above under “Nominees.”

Glenn W. Anderson has served as President, Chief Executive Officer and Director of the Company since April 1998. Mr. Anderson’s background appears above under “Nominees.”

Mr. Reis became Vice Chairman in November, 2007 and previously served as Executive Vice President from January, 2005 until November, 2007. Since 2001 Mr. Reis has performed merchant banking and management consulting services through First Western Capital, LLC, of which he is the founder, Managing Director and owner, and through which he provided consulting services to a subsidiary of the Company from 2003 to January, 2005. Mr. Reis has served as a director of Apollo Group, Inc., a for-profit education company, since 2007.

Richard M. Buxton has served as Vice President of the Company since 1996. In 1999, Mr. Buxton was promoted to Senior Vice President.

Daniel J. Coots has served as Vice President, Chief Financial Officer and Chief Accounting Officer of the Company since 1987. In 1991 Mr. Coots was promoted to Senior Vice President. Mr. Coots has been engaged in the property and casualty insurance business since 1983.

John S. Daniels has served as General Counsel and Secretary since March, 2005. Mr. Daniels has been engaged in the private practice of law in Dallas, Texas since 1984.

EXECUTIVE COMPENSATION

This Proxy Statement omits from some of the compensation tables certain columns with respect to which no compensation was earned or paid in the years presented.

The following table sets forth certain summary information concerning the compensation paid to the Company’s chief executive officer and the other two most highly compensated executive officers of the Company for the fiscal years ending December 31, 2009 and 2008 (collectively, the “Named Executives”). Information is provided on an accrual basis for the fiscal years presented.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	All Other Compensation ($) [3]	Total ($)
Glenn W. Anderson (President and Chief Executive Officer)	2009 2008	340,000 340,000	0 0	132,000 132,000	127,064 0	34,653 33,434	633,717 505,434

Robert W. Stallings (Executive Chairman)	2009 2008	300,000 300,000	0 0	0 0	327,691 0	13,772 12,798	641,463 312,798

James R. Reis (Executive Vice President)	2009 2008	200,000 200,000	0 0	0 0	159,644 0	13,071 13,024	372,715 213,024

[1]

Amounts shown represent the dollar value of 4,000 shares of restricted stock awarded to Mr. Anderson in 2005 that vested in each year shown (the aggregate grant date fair value computed in accordance with FASB ASC Topic 718).

[2]

This column reflects contractual bonuses earned by Messrs. Stallings, Anderson and Reis in accordance with employment agreements and equal 5%, 2% and 2  1/2%, respectively, of the Company’s net income before interest and taxes, as defined in such agreements. No contractual bonuses were earned for 2008.

[3]

For all of the Named Executive Officers, this column includes the Company’s matching contribution under its 401(k) Plan. Amounts shown in this column also include perquisites with a total value of less than $10,000 with respect to Messrs. Stallings and Reis and in the following amounts with respect to Mr. Anderson ($27,303 in 2009, $26,534 in 2008, including premiums for dependent medical, dental and vision insurance, life insurance and disability premiums, travel reward programs and a car allowance).

Discussion of Summary Compensation Table

Messrs. Stallings, Anderson and Reis are compensated pursuant to written employment agreements and, in Mr. Anderson’s case, a Restricted Stock Agreement and a Change in Control Agreement. All of such agreements were entered into in 2005, except that the initial employment and change in control agreements with Mr. Anderson, entered into at the time he joined the Company as President and Chief Executive Officer in 1998, were amended in 2005 as part of the Recapitalization. All of these employment agreements were approved by the Compensation Committee and by shareholders in connection with the approval of the Recapitalization. The terms of the agreements with Messrs. Stallings and Reis are each three years, and the term of the agreement with Mr. Anderson is four years. In each case, the term is automatically extended by an additional year on the same terms and conditions on each anniversary of the effective date (so that, as of each anniversary of the effective date, the term of the applicable agreement remains three years, in the case of Messrs. Stallings and Reis, or four years, in the case of Mr. Anderson), unless either party to the applicable agreement gives notice of an intention not to extend the term.

Stallings Employment Agreement. The employment agreement between the Company and Mr. Stallings provides, among other things, the following:

•	Mr. Stallings serves as executive Chairman of the Board and receives an annual base salary of $300,000.

•	His annual bonus is equal to 5% of the Company’s earnings before interest and taxes, as defined in the agreement.

Anderson Employment Agreement. As amended in the Recapitalization, the employment agreement between the Company and Mr. Anderson provides, among other things, the following:

•	Mr. Anderson serves as the Company’s President and Chief Executive Officer and receives an annual base salary of $340,000.

•	The Company issued 10,000 shares of Common Stock to Mr. Anderson in 2005, which shares are fully vested and not subject to forfeiture.

•

The Company also entered into a restricted stock agreement with Mr. Anderson in 2005, pursuant to which he was issued an additional 20,000 shares of restricted Common Stock that vested and ceased to be subject to forfeiture conditions as to 4,000 shares on each anniversary date of the grant for five years.

•	Mr. Anderson’s annual bonus is equal to 2% of earnings before interest and taxes, as defined in the agreement.

Mr. Anderson and the Company also agreed as part of the Recapitalization to a revised change in control agreement to replace an agreement entered into when Mr. Anderson joined the Company in 1998. See “Potential Payments upon Termination or Change in Control.”

Reis Employment Agreement. The employment agreement between the Company and Mr. Reis provides, among other things, the following:

•	Mr. Reis served as Executive Vice President of the Company until November, 2007, when he was named Vice Chairman, and he receives an annual base salary of $200,000.

•	Mr. Reis’ annual bonus is equal to 2.5% of earnings before interest and taxes, as defined in the agreement.

The employment agreements with Messrs. Stallings, Anderson and Reis each contain provisions that would result in additional payments to them in the event of termination of employment with the Company; see “Potential Payments upon Termination or Change in Control.”

2005 Plan. Pursuant to the 2005 Plan, 12 current executives of the Company, including Mr. Anderson, have received grants of restricted stock units. Each restricted stock unit, if vested, would entitle the grantee to one share of Common Stock. All of the restricted stock units are “performance based,” and vesting is dependent on achievement of performance goals specified in the applicable award agreements. Messrs. Stallings and Reis have not received any awards pursuant to the 2005 Plan, although they are eligible under the terms thereof.

Mr. Anderson received a grant of restricted stock units in 2005. On September 4, 2008, the Compensation Committee approved modifications to the original grants as to all outstanding restricted stock units of all executives, which were subsequently agreed to by all of the grantees. On the same day, the Compensation Committee approved new awards of 66,638 restricted stock units, of which 4,256 were awarded to Mr. Anderson, with the same vesting provisions as the modified awards.

The principal purpose of the 2008 modifications and the terms of the new award granted to Mr. Anderson in 2008 were to provide incentives to contribute to the long term performance of the Company in a manner consistent with the interests of the Company’s shareholders. The performance goals governing vesting applicable to all of the restricted stock units held by Mr. Anderson are based on the attainment of a specified level of earnings of the Company.

The awards provide that, in order for a restricted stock unit to become vested, the Company must achieve a threshold level of earnings as defined in the performance goals (generally earnings goals are considered as earnings before taxes and expense associated with the restricted stock units, referred to herein as “RSU Earnings”) for a single performance period ending December 31, 2010. In order for vesting to occur, the Company’s RSU Earnings must reach a threshold amount, and additional vesting may occur if the Company’s RSU Earnings are higher than the threshold amount. If RSU Earnings are above threshold but below target with respect during the performance period, then the number of shares earned is determined based on a sliding scale.

Unless the threshold RSU Earnings level for the Company as a whole is achieved, none of the restricted stock units would vest. Any favorable or unfavorable development of the Company’s claims and claim adjustment expense relating to 2010 and prior years that is recorded in 2011 would be taken into account in determining RSU Earnings. Vesting determinations are to be made in 2012, subject to completion of the audit of the Company’s financial statements for the year ending December 31, 2011 and certification by the Compensation Committee.

If Mr. Anderson’s employment terminates before December 31, 2010, except for termination under certain conditions after July 1, 2010, non-vested units will expire and be of no further value. Any units granted which are not vested as of the time that financial results for the year ended December 31, 2011 are determined will expire and be of no further value.

1998 Plan. Prior to 2005, the Company had adopted a plan which remains in effect, pursuant to which options on common stock were awarded to executives and directors – the 1998 Plan. No options have been granted under the 1998 Plan since 2000 and, in connection with the adoption of the 2005 Plan, the Compensation Committee stated that it did not intend to make any additional awards under earlier plans. Some options previously granted under the 1998 Plan remain outstanding, with exercise prices substantially above recent market prices for the Company’s Common Stock; all of the outstanding options expire in 2010.

Outstanding Equity Awards

The following table shows the number of shares of Common Stock as of December 31, 2009 covered by outstanding options and restricted stock units which had not vested and would be earned if threshold performance is achieved pursuant to the 2005 Plan.

OUTSTANDING EQUITY AWARDS

AT FISCAL YEAR-END DECEMBER 31, 2009

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) [1]	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [3]
Anderson	2,500 9,000	110.00 113.75	3/2/10 3/19/10	42,000	382,200
Stallings	0			0	0
Reis	0			0	0

[1]	All of the outstanding options shown in this column were exercisable on December 31, 2009 but expired by their terms on the dates shown.
[2]

Units shown in this column are restricted stock units granted pursuant to the 2005 Plan that had not vested as of December 31, 2009 and would vest if the performance levels referred to in Note 3 below are achieved. Vesting is determined by the achievement of performance goals related to earnings. Additional information regarding the restricted stock units appears above under the caption “Discussion of Summary Compensation Table—2005 Plan.”

[3]

Dollar amounts shown in this column are calculated based on the closing price of Common Stock as of December 31, 2009, and the number of shares that would be earned assuming the achievement of the threshold level of performance applicable to the performance goal related to earnings for Mr. Anderson. Actual results may vary significantly from the amounts shown in this column, depending on future value of Common Stock and whether applicable performance goals are met or exceeded for the performance period ending December 31, 2010.

Potential Payments upon Termination or Change in Control

Each of the three tables below reflects the dollar amounts of compensation and other consideration (as described further below) that would be payable to the respective Named Executive Officer in the event of termination of employment or a change in control of the Company. Shown below are the amounts applicable to each Named Executive Officer upon resignation or retirement, involuntary not-for-cause termination, termination for cause, occurrence of a change in control, separation following a change in control, and in the event of permanent disability or death. The amounts shown assume that the applicable event was effective as of December 31, 2009. The amounts include compensation earned through the assumed effective date and in certain cases the continuation of expected payments under terms of existing agreements. These are estimates of the amounts which would be paid out to the executives in conjunction with separation. The actual amounts that would be paid out would only be determinable at the time of any separation from the Company. Not included are any potential amounts that relate to plans, agreements or arrangements that are available generally to eligible salaried employees, such as Company-paid disability insurance and term life insurance.

The Company does not offer or provide any defined benefit retirement plan or retirement medical benefits. All employees are eligible to participate in the Company’s defined contribution 401(k) Plan.

Unless otherwise indicated, the amounts would be paid in lump sums in accordance with the terms of applicable agreements or Company policy at the time of separation. All amounts shown in the tables are in dollars.

Glenn W. Anderson

	Resignation or Retirement	Not-for- Cause Termination	Termination For Cause	Change in Control	Separation after Change in Control	Disability or Death
Basis of Obligation
Restricted stock/restricted stock units [2]	0	34,000	0	582,000	0	34,000
Life insurance benefits per written employment agreement	0	0	0	0	0	1,000,000
Cash severance per employment agreement [1]	0	1,530,000	0	0	680,000 1,530,000	0
Accrued vacation pay per company policy	52,000	52,000	52,000	0	52,000	52,000

[1]

Of the cash severance amounts shown in the column entitled “Separation after Change in Control,” the first amount would be payable if separation results from resignation “for good reason,” and the second amount would be payable in the event of termination without cause.

[2]	The dollar amounts reflected for restricted stock and restricted stock units are calculated based on the closing price of common stock on December 31, 2009.

Robert W. Stallings

	Resignation or Retirement	Not-for- Cause Termination	Termination For Cause	Change in Control	Separation after Change in Control	Disability or Death
Basis of Obligation
Cash Severance per employment agreement [1]	0	300,000	0	0	0	180,000 0
Accrued vacation pay per company policy	45,000	45,000	45,000	0	45,000	45,000

[1]

Cash severance is payable evenly over the 12 months following separation. Of the payment amounts shown in the column “Disability or Death,” the first amount would be payable in the case of disability and is net of long-term disability insurance payments paid during the 12 months following separation, and the second amount would be payable in the case of death and is net of term life insurance proceeds.

James R. Reis

	Resignation or Retirement	Not-for- Cause Termination	Termination For Cause	Change in Control	Separation after Change in Control	Disability or Death
Basis of Obligation
Cash Severance per employment agreement [1]	0	200,000	0	0	0	80,000 0
Accrued vacation pay per company policy	30,000	30,000	30,000	0	30,000	30,000

[1]

Cash severance is payable evenly over the 12 months following separation. Of the payment amounts shown in the column “Disability or Death,” the first amount would be payable in the case of disability and is net of long-term disability insurance payments paid during the 12 months following separation, and the second amount would be payable in the case of death and is net of term life insurance proceeds.

All of the Named Executive Officers are parties to agreements with the Company which provide in certain circumstances for compensation upon the occurrence of certain types of separation of employment and/or in the event of a change in control of the Company. The general terms of employment agreements with Messrs. Stallings, Anderson and Reis are discussed above under the caption “Discussion of Summary Compensation Table.” Mr. Anderson is also a party to a restricted stock agreement which provides that any unvested shares of restricted stock would become vested automatically upon the occurrence of a change in control as defined in the change in control agreement.

Employment Agreements. The employment agreements with Messrs. Stallings and Reis permit termination for cause, as defined in the agreements, in which case they would receive accrued salary through the date of termination but no other compensation. In the event of termination without cause, they would be entitled to an amount equal to the sum of (i) accrued salary through the date of termination, and (ii) severance compensation equal to the sum of (a) any amount of bonus owed with respect to the year preceding the year of termination, plus (b) a prorated bonus based upon the appropriate percentage (Mr. Stallings – 5%; Mr. Reis – 2  1/2%) of net income before interest and taxes, as defined in the agreements, for the year in which such termination occurs, to be paid at the same time at which other executives of the Company receive annual bonus payments in respect of the applicable calendar year, plus (c) an amount equal to annual base salary at the highest rate in effect immediately prior to termination. Any severance compensation would be paid in semi-monthly installments for a period of twelve months following termination upon execution of a release in the form attached to the employment agreements. These agreements provide for severance payments in the case termination as a result of a permanent disability as defined in the agreements. The payments would equal the severance compensation described above reduced by any payments of long term disability insurance during the twelve month period. Additionally, under these agreements in the case of termination as a result of death, the above-described severance compensation would be paid less the amount of any death benefit payments to the individual’s beneficiaries in respect of any life insurance policy of the executive paid for by the Company.

The employment agreement with Mr. Anderson permits termination for cause, as defined therein, in which case Mr. Anderson would receive accrued salary through the date of termination but no other compensation. In the event of termination without cause, Mr. Anderson would be entitled to an amount equal to the greater of (i) 36 multiplied by 150% of his then current monthly base salary, or (ii) the amount to which he would be entitled under his change in control agreement with the Company (described below). The agreement with Mr. Anderson provides that the Company pay for a term life insurance policy in the face amount of $1,000,000. Mr. Anderson is deemed the owner of the policy and has the right to designate the beneficiary.

Change in Control Agreements. The change in control agreement between the Company and Mr. Anderson provides for the payment of benefits if Mr. Anderson is actually or “constructively” terminated following a change in control of the Company. Generally, no benefits are payable if he terminates his own employment other than for “good reason” or is terminated for cause. No benefits beyond those otherwise provided by the Company are provided if Mr. Anderson’s employment terminates by reason of death, disability or retirement.

If, within two years following a change in control, Mr. Anderson is terminated by the Company for reasons other than cause, or if he terminates his employment for “good reason,” he is to be paid a lump sum cash payment in an amount equal to two times his base salary (unless, in the event of termination without cause, he would be entitled to a greater amount pursuant to his employment agreement, as discussed above). Under the terms of the employment agreement with Mr. Anderson, if he is terminated without cause, he would be entitled to the greater of (i) the amount he would be entitled to upon such termination under the employment agreement in the absence of a change in control, or (ii) the amount called for by the change in control agreement. In the event any of such payments would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such payment would be reduced to the extent necessary to make the entire payment deductible.

For the purposes of the change in control agreements with Mr. Anderson, a change in control generally would be deemed to occur, subject to various exceptions set forth in the agreements,

(i)	if any person (other than excepted parties) acquires a majority of the then outstanding Common Stock;

(ii)	if a majority of the directors are replaced within a two year period, other than in specified circumstances;

(iii)	upon consummation of a merger of the Company or a consolidation or share exchange, the voting securities of the Company outstanding immediately before the transaction continue to represent at least a majority of the combined voting power of the Company or the surviving entity of the transaction outstanding immediately after the transaction; or

(iv)	upon approval by the Company’s shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets other than in the usual and regular course of business.

Accelerated Vesting Under 2005 Plan – Change in Control. Any unvested restricted stock units or shares of restricted stock issued pursuant to the 2005 Plan would fully vest upon the occurrence of a change in control of the Company, which is defined differently in the 2005 Plan than the definition summarized above with respect to change in control agreements. Under the 2005 Plan, a change in control would be deemed to occur if either (i) a person not including GMSP or Messrs. Goff, Stallings or Reis or their affiliates or associates were to become the beneficial owner of a majority of the outstanding Common Stock, or (ii) the Company were to cease to be engaged, directly or indirectly, in the insurance business (as defined in the 2005 Plan).

Compensation of Directors

The following table is a summary of the dollar value of the total annual compensation attributable to each non-employee director of the Company. Messrs. Stallings and Anderson do not receive any additional compensation for their service on the Board.

DIRECTOR COMPENSATION

FISCAL YEAR ENDED DECEMBER 31, 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards $	All Other Compensation ($)	Total ($)
Robert J. Boulware	33,000	0	0	33,000
John C. Goff	28,000	0	0	28,000
Joel C. Puckett	45,500	0	0	45,500
Sam Rosen	32,500	0	0	32,500
Harden H. Wiedemann	34,000	0	0	34,000
John H. Williams	38,000	0	0	38,000

In 2009, each director of the Company who was not a full time employee of the Company received a quarterly retainer and a meeting fee for each in person meeting, plus expenses incurred in attending meetings of the Board. Each such director received a $24,000 annual retainer, paid quarterly, and $2,000 per scheduled meeting attended. Directors who chair the Audit, Compensation and Corporate Governance committees were paid annual retainers of $8,000, $3,000 and $3,000, respectively, paid quarterly. Committee members were paid $500 per scheduled meeting attended.

Non-employee directors have periodically been granted and hold stock options granted under the 1998 Plan and have received grants of restricted stock under the 2005 Plan. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding deemed beneficial ownership of shares related to outstanding options as of the Record Date. None of such options were exercised in 2009.

Responsibility of the Compensation Committee

The function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities with respect to compensation matters described in the committee’s charter. This responsibility includes determining the annual compensation and benefits of the Company’s executive officers.

The Compensation Committee determined the elements of compensation earned by all of the Named Executive Officers in 2009. All of the compensation of Messrs. Stallings and Reis and most of the elements of Mr. Anderson’s compensation had been set through the employment contracts discussed above under “EXECUTIVE COMPENSATION – Discussion of Summary Compensation Table.” The Compensation Committee met on March 29, 2010 to review compensation issues and, at that meeting, they certified that the amounts of the contractual bonuses reflected in the Summary Compensation Table had been earned by Messrs. Stallings, Anderson and Reis based on the Company’s earnings before interest and taxes, as defined in the applicable employment agreements, in 2009. In addition, the Compensation Committee determined the compensation of the Executive Officers who are not parties to employment agreements (Messrs. Buxton, Coots and Daniels).

Determinations regarding the compensation of all executive officers are made by the Committee based on recommendations of Mr. Anderson, in consultation with Mr. Stallings. Compensation of executives who are not among the Company’s executive officers is determined by Mr. Anderson after consultation with Mr. Stallings.

The Compensation Committee also makes recommendations to the Board regarding compensation of members of the Board, including cash compensation and the award of restricted stock to non-management directors. The Board has final responsibility with respect to decisions affecting compensation of directors.

Neither the Compensation Committee nor the Company’s management engaged a compensation consultant to determine or recommend the amount or form of compensation of executives or directors in 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the Section 16(a) reports filed pursuant to Section 16 (a) written representations furnished to it, the Company believes the persons who were required to file Section 16(a) reports in respect to their Section 16(a) ownership of Common Stock have filed on a timely basis all Section 16(a) reports required to be filed by them.

Transactions with Related Persons

Sponsorship – Bob Stallings Racing

Since 2005 the Company has been the primary sponsor of a Daytona Prototype Series auto racing team pursuant to a series of sponsorship agreements with Stallings Capital Group Consultants, Ltd. dba Bob Stallings Racing (“Stallings Racing”). In connection with this sponsorship, the Company receives various benefits customary for sponsors of Daytona Prototype Series racing teams, including rights relating to signage on team equipment and access for customers and agents to certain race facilities. The Company uses this sponsorship to build brand awareness and advance the Company’s distribution strategies.

On December 15, 2008, effective January 1, 2009, the Company entered into a sponsorship agreement for the 2009 racing season (the “2009 Sponsorship Agreement”) containing substantially the same terms as those in the previous sponsorship agreement, including a fee in the amount of $1.75 million, payable in substantially equal monthly installments.

On January 18, 2010, effective January 1, 2010, the Company entered into a sponsorship agreement for the 2010 racing season (the “2010 Sponsorship Agreement”) providing for a sponsorship fee of $750,000. The Company receives benefits comparable to those provided in previous years of the sponsorship. The 2010 sponsorship fee is payable in an initial installment of $350,000 and ten equal monthly installments of $40,000, beginning March 1, 2010,

Stallings Racing is owned and controlled by Mr. Stallings. The Corporate Governance Committee reviewed and approved the terms of the 2009 Sponsorship Agreement at a meeting on December 15, 2008, and it approved the 2010 Sponsorship Agreement at a meeting on January 18, 2010. Both the 2009 and 2010 Sponsorship Agreements contain provisions protecting the Company’s interests, including a termination provision that permits the Company unilaterally to terminate the agreement at any time and thereby cease making installment payments of the sponsorship fee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

As described more fully in the charter of the Audit Committee, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting, financial reporting and related functions described therein. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“GAAS”).

The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and BDO Seidman on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Company’s independent registered public accounting firm is ultimately responsible to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, oversee and replace the independent registered public accounting firm (or to nominate an independent registered public accounting firm to be proposed for shareholder approval in any proxy statement), including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee has the further authority and responsibility to review the fees charged by the independent registered public accounting firm, the scope of its engagement and proposed audit approach, and to recommend such review or auditing steps as the Audit Committee may consider desirable. The Audit Committee discusses with BDO Seidman the results of its audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and BDO Seidman presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact on the Company or are the subject of discussions between management and BDO Seidman. The Audit Committee meets with representatives of BDO Seidman with management present and in separate, regularly scheduled executive sessions with BDO Seidman and with only the members of the Committee, the Company’s counsel and any other independent directors who desire to attend present. In addition, the Audit Committee generally oversees the Company’s internal compliance programs. The Chairman of the Audit Committee is designated in the Company’s codes of conduct as a person to whom violations thereof, and “whistleblower” complaints regarding accounting, internal controls or auditing matters, may be reported.

Pursuant to the Audit Committee Charter, the Audit Committee reviewed and discussed with management and representatives of BDO Seidman the Company’s audited consolidated financial statements included in the Company’s Annual Reports on Form 10-K Report for the fiscal years ended December 31, 2009 and 2008 as filed with the SEC. The Audit Committee discussed the opinions of BDO Seidman which were ultimately included in the Annual Reports, based on audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), that these consolidated financial statements present fairly, in all material respects, the consolidated balance sheets of the Company and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows, in conformity with U. S. generally accepted accounting principles. The Audit Committee has discussed with management and representatives of BDO Seidman any significant changes to the Company’s accounting principles, the quality of accounting principles and estimates used in the preparation of the Company’s financial statements, and any items required to be communicated by the appropriate independent registered public accounting firm in accordance with Statement of Auditing Standards No. 61, as amended.

The Audit Committee has received the written disclosures and letters from BDO Seidman required by PCAOB Rule 3526 and has reviewed and confirmed the independence of that firm as independent auditor by requiring that it submit to the Audit Committee a formal written statement delineating all relationships between BDO Seidman and the Company. The Audit Committee engaged in a dialogue with BDO Seidman with respect to any disclosed relationships or services that may impact its objectivity and independence. Based in part on the foregoing, following the Audit Committee’s discussions with management and representatives of BDO Seidman, the Audit Committee authorized the inclusion of the financial statements as of and for the year ended December 31, 2009 audited by BDO Seidman in the Company’s Annual Report on Form 10-K.

The Board previously determined that none of the members of the Audit Committee is an “audit committee financial expert” as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002, but that Audit Committee member Joel C. Puckett has attributes and experience that make it unnecessary for the Company to recruit an “audit committee financial expert” for the Board and Audit Committee. Mr. Puckett graduated with distinction from the University of Minnesota in 1965 with a degree in accounting and is a certified public accountant. After college, he worked for Arthur Andersen & Company for eight years and thereafter maintained his own public accounting practice; in these capacities his accounting experience relates primarily to tax and financial planning matters. In addition, Mr. Puckett was for a number of years the managing partner of a private venture capital fund and in that capacity sought investment opportunities, reviewed business plans and made investment decisions. He currently serves on the boards of directors of a bank and a bank holding company, neither of which is publicly held.

Joel C. Puckett, Chairman

Harden H. Wiedemann

John H. Williams

BDO Seidman as Auditor

BDO Seidman began serving as the Company’s independent registered public accounting firm in 2008. The Company has been advised that BDO Seidman has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as independent registered public accounting firm. Neither the Company nor any officer, director, or associate of the Company has any interest in BDO Seidman.

The Audit Committee entered into engagement letters with BDO Seidman regarding the terms of its services as independent registered public accounting firm in connection with the audits of the 2008 and 2009 financial statements. Those agreements are subject to alternative dispute resolution procedures. As of the date of this Proxy Statement, the Audit Committee had not completed the process which it conducts each year to retain an independent registered public accounting firm to perform the audit of the 2010 financial statements.

Representatives of BDO Seidman attended all of the meetings of the Audit Committee of the Board in 2009. The Audit Committee reviews audit and non-audit services performed by BDO Seidman as well as the fees charged by BDO Seidman for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.

A representative of BDO Seidman is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firms

The following table shows the fees billed to the Company for the audit and other services provided by the Company’s independent registered public accounting firm for the years ended December 31, 2009 and 2008.

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$570,607	$480,279

Audit-Related fees (1)	8,480	7,115

Audit and Audit-Related fees	$579,087	$487,394

Tax fees	0	0

All other fees	0	0

Total fees	$579,087	$487,394

(1)	Audit related fees for the years ended December 31, 2009 and 2008 consisted of fees for services related to disclosure documents prepared by the Company.

Pre-Approval Policies of Audit Committee

The Audit Committee Charter provides that any engagement of BDO Seidman LLP or any independent auditor to render audit or non-audit services to the Company must be pre-approved by the Audit Committee. The Audit Committee has delegated to its Chairman the authority to grant pre-approvals of audit and non-audit services in cases where the fees for the engagement do not exceed $10,000. This pre-approval delegation does not apply to engagements for work in respect of the Company’s internal controls. During 2009, all services rendered to the Company by BDO Seidman were pre-approved by either the Audit Committee or its Chairman acting within the scope of his delegated authority.

The Board recommends that the shareholders vote “FOR” the election as directors of the six persons nominated by management (Proposal No. 1).

PROPOSAL TO APPROVE AMENDMENTS TO OUR EXISTING ARTICLES OF

INCORPORATION THAT CONFORM TO THE TEXAS BUSINESS ORGANIZATIONS CODE

(Proposal No. 2)

The Board of Directors has approved and recommends that the shareholders of the Company approve certain amendments to the Company’s Restated Articles of Incorporation, as amended by the amendments thereto that are in effect to date (collectively, the “Existing Articles”), to modernize the Existing Articles and conform them to reflect the provisions of the Texas Business Organizations Code (the “TBOC”).

The Company is a Texas corporation formed under and governed by the Texas Business Corporations Act (“TBCA”). In 2003, the Texas legislature modernized the Texas corporations laws, enacting the TBOC, to become effective as of January 1, 2006 for Texas corporations formed after this effective date. A transition period was allowed for corporations, such as the Company, formed prior to January 1, 2006, permitting such corporations to remain governed by the TBCA, rather than the new TBOC, until January 1, 2010. On January 1, 2010, the transition provisions of the TBOC provided that the TBOC applied to all entities formed before January 1, 2006. As a result, the TBOC became applicable to the Company on January 1, 2010. The transition provisions of the TBOC require each entity, such as the Company, to conform its articles of incorporation or other similar governing document to the requirements of the TBOC when it next files an amendment to its articles of incorporation or similar governing document. The Board of Directors believes that it is now appropriate to adopt amendments to its Existing Articles to conform its Existing Articles to the requirements of the TBOC, to eliminate references to and provisions based upon the now repealed TBCA and to eliminate the potential ambiguities arising by reason of the transition to the new corporation laws, and it recommends that the Company amend and restate its Existing Articles to be in compliance with the TBOC.

For the most part, the TBOC is not intended to effect substantive changes in the Texas law governing business organizations. Nevertheless, there are some substantive differences between the TBCA and the provisions of the TBOC applicable to business corporations that are relevant to us. For example:

•

Section 3.104 of the TBOC permits a corporation to remove officers with or without cause. The TBCA permitted the board of directors to remove an officer only if the best interests of the corporation would be served by such removal.

•

Section 8.103 of the TBOC provides that a determination that the standard for indemnification of a director (or person serving as a governing person of another entity as a representative of the entity) has been met may be made by a committee of one disinterested director if no quorum of disinterested directors can be obtained. The TBCA required two such directors.

•

Section 21.351 of the TBOC adds a requirement that a shareholder must request in writing that an annual meeting be held before attempting to obtain a court order to force the meeting, if an annual meeting has not been held in the preceding 13 months. The TBCA did not require such prior written request.

In addition to these differences between the TBOC and the TBCA, the terminology in the TBOC has been standardized to apply to more than one type of entity. For example, the primary governing document for all entities, including corporations, limited partnerships and limited liability companies, is now defined as a “certificate of formation,” whereas a corporation’s charter is referred to as “articles of incorporation” under the TBCA.

The following table sets forth each of the amendments to the Existing Articles that will be implemented if shareholders approve Proposal No. 2. If Proposal No. 2 is approved, the amendments to the Existing Articles described below will become effective upon filing our Second Amended and Restated Certificate of Formation (the “Restated Certificate”) with the Texas Secretary of State. The full text of the Restated Certificate, which is drafted to reflect the approval of all of the proposals to be voted on at the Annual Meeting, is set forth in Appendix A.

Existing Articles (TBCA)	Restated Certificate (TBOC)	Change Effected by the Restated Certificate
Article 2	Article 2	The TBOC provides that perpetual existence is the default rule for Texas corporations. Therefore, the current language in Article 2 of our Existing Articles specifying the perpetual existence of the Company is redundant and has been deleted from the Restated Certificate. Because the TBOC has adopted a standardized document for formation of entities, the Company must specifically state the type of entity in the certificate of formation. The Company is a for-profit corporation under the TBOC, and our Restated Certificate specifies that the Company is a for profit entity in accordance with the requirements of the TBOC.

Article 3	Article 3	Article 3 of both our Existing Articles and our Restated Articles sets forth the purpose for which the Company has been organized. Current practice is to provide that a corporation may engage in any lawful activity for which a corporation may be formed, and our Existing Articles conform to current practice, but the purpose clause contains references to the now repealed TBCA, qualifying the purpose of the Company to all lawful activities permitted by the now repealed TBCA. The purpose clause in Article 3 of the Restated Certificate has been modified appropriately to conform to the requirements of the TBOC and to eliminate the references to the TBCA.

Article 10	Article 10	Article 10 of the Existing Articles sets forth the name of the Company’s registered agent. Article 10 of the Restated Certificate has been revised to update the name of our current registered agent. The Restated Certificate also updates the address for service of process to 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219, the current address of our executive offices.

Article 11	Article 11	Article 11 of the Restated Articles sets forth the number of directors and the names and addresses of the current directors, as now required by the TBOC.

Article 12	—	Article 12 of the Existing Articles, which contains certain information about the Company’s incorporator, is not required to be repeated under the TBOC and has been deleted from the Restated Certificate in conformity with the TBOC.

Articles 13, 14, and 15	Articles 12, 13, and 14	The articles of our Restated Articles have been renumbered as a result of the deletion of Article 12.

Article 16	—	Article 16 of the Existing Articles has been deleted from the Restated Articles. Section 21.401(b) of the TBOC provides that in discharging the duties of director under the TBOC or otherwise and in considering the best interests of the Company, a director may consider the long-term and short-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the Company. Article 16 of the Existing Articles merely states the current law in Texas. As a result, the provision is not necessary and has been deleted. This change is not intended to alter that the directors, when discharging their duties under the TBOC, may consider the long-term and short-term interests of the Company and its shareholders, including the possibility that those interests may be best served by the continued independence of the Company, but is merely to eliminate the redundancy that would be created by merely stating in the Restated Certificate what is the current law.

Board Recommendation

The Board of Directors has approved and recommends that the shareholders of the Company approve Proposal No. 2, has determined that the approval of Proposal No. 2 is in the best interests of the Company and its shareholders and recommends that the shareholders vote “FOR” Proposal No. 2. The amendments proposed will modernize the Existing Articles, conform them to reflect the provisions of the TBOC and delete and update provisions that the Company believes are unnecessary, ineffective, confusing or otherwise inappropriate.

Vote Required

The approval of Proposal No. 2 will require the affirmative vote, in person or by proxy, of the holders of at two-thirds ( 2/3) of the outstanding shares of Common Stock entitled to vote in accordance with the requirements of the Existing Articles.

PROPOSAL TO APPROVE AMENDMENT TO OUR EXISTING ARTICLES THAT DELETES

SECTION PERTAINING TO REVERSE STOCK SPLIT

(Proposal No. 3)

The Board of Directors has approved and recommends that the shareholders of the Company approve a proposed amendment to Article 4.A(2) of the Existing Articles that would revise such section which pertains to the five for one reverse stock split that the Company effected on June 8, 2009. The Company also effected a four for one reverse stock split that was effective November 21, 2005. Because these reverse stock splits have already occurred, the Board of Directors believes it is necessary to revise the section to clarify that (i) each five (5) shares of the Company’s common stock issued and outstanding prior to June 8, 2009 was combined, as of that date, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Company and (ii) each four (4) shares of the Company’s common stock issued and outstanding prior to November 21, 2005 was combined, as of that date, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Company to avoid any ambiguities that may result if the Restated Certificate is adopted and filed without this clarification.

Article 4.A(2) of the Existing Articles reads as follows:

Each five (5) shares of previously authorized Common Stock issued and outstanding immediately prior to the effective date of this Amendment shall, upon the effective date of this Amendment pursuant to the Texas Business Corporation Act, without the necessity of any further action, automatically be combined into and immediately represent one (1) validly issued, fully paid and non-assessable share of Common Stock of the Company, $0.10 par value. The Company shall not issue fractional shares with respect to the combination. In lieu of any fractional share to which a shareholder would otherwise be entitled, the Company shall pay cash equal to five times such fraction multiplied by the fair market value of the Common Stock on the day preceding the effective date of this Amendment, as determined by the Board of Directors.

The proposed amendment would replace Article 4.A(2) with the following:

Each four (4) shares of Common Stock issued and outstanding prior to November 21, 2005 was combined, effective November 21, 2005, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on November 10, 2005. The Corporation did not issue fractional shares with respect to the combination. All fractional shares that would otherwise have been issued were rounded to a whole share. Each five (5) shares of Common Stock issued and outstanding prior to June 8, 2009 was combined, effective June 8, 2009, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on May 28, 2009. The Corporation did not issue fractional shares with respect to the combination. In lieu of any fractional share to which a shareholder would have otherwise been entitled, the Corporation paid cash equal to five times such fraction multiplied by the fair market value of the Common Stock on June 7, 2009.

The full text of the Restated Certificate, which is drafted to reflect the approval of all of the proposals to be voted on at the Annual Meeting, including this Proposal 3, is set forth in Appendix A.

Board Recommendation

The Board of Directors has approved and recommends that the shareholders of the Company approve Proposal No. 3, has determined that the approval of Proposal 3 is in the best interests of the Company and its shareholders and recommends that the shareholders vote “FOR” Proposal No. 3. The proposed amendment would clarify the language pertaining to the reverse stock splits that the Company effected on June 8, 2009 and November 21, 2005.

Vote Required

The approval of Proposal No. 3 will require the affirmative vote, in person or by proxy, of the holders of at least two thirds ( 2/3) of the outstanding shares of Common Stock entitled to vote in accordance with the provisions of our Existing Articles.

PROPOSAL TO AMEND OUR EXISTING ARTICLES TO UPDATE THE PROVISIONS

PERTAINING TO INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS

(Proposal No. 4)

The Board of Directors has approved and recommends that the shareholders of the Company approve a proposed amendment to Article 9 of the Existing Articles to update the provisions pertaining to the indemnification of our directors and officers to the maximum extent permitted by the TBOC.

Article 9 of the Existing Articles reads as follows:

The corporation shall indemnify to the full extent permitted by law any person who is made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the corporation, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any such action, suit or proceeding. The corporation may indemnify other persons, as permitted by law. The corporation may advance expenses to directors, officers or other persons, as permitted by law. The corporation may purchase and maintain insurance on behalf of the directors, officers or other persons, against any liability asserted against such persons in their capacities as directors, officers or otherwise, of the corporation, whether or not the corporation would have the power to indemnify such directors, officers or other persons against such liability.

The proposed amendment would replace the paragraph above with the following:

A. Subject to the limitations and conditions as provided in this Article 9, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article 9 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 9 could involve indemnification for negligence or under theories of strict liability.

B. The right to indemnification conferred in this Article 9 shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 9 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 9 or if such indemnification is prohibited by applicable law.

C. The right to indemnification conferred in this Article 9 shall not be exclusive of any other right which a director or officer indemnified pursuant to this Article 9 may have or hereafter acquire under any law (common or statutory), provision of this Second Amended and Restated Certificate of Formation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

D. The Corporation may purchase insurance for the purpose of securing the indemnification of its directors and officers to the extent that such indemnification is allowed in this Article 9. Such insurance may, but need not, be for the benefit of all directors and officers, and the purchase of any such insurance shall in no way limit the indemnification provisions of this Article 9.

Article 9 of the Existing Articles sets forth certain indemnification rights afforded to the Company’s directors or officers who may be named as a defendant or respondent in any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company. Article 9 of the Restated Certificate expands upon those indemnification rights and provides for mandatory indemnification of each of our directors or officers who is made a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, partner, venturer, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and provides for indemnification against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and provides that indemnification under Article 9 of the Restated Certificate shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder. As such, the scope and circumstances for which indemnity is available is expanded under Article 9 of the Restated Articles, since Article 9 of the Existing Articles seemingly only provided indemnification arising our of the fact that a person was a director and officer of the Company.

Article 9 of the Existing Articles provides that the Company may advance expenses to officers and directors or other persons permitted by law, making the advancement of expenses permissive but not mandatory. In contrast, Article 9 of the Restated Articles makes advancement of expenses mandatory, subject to (i) the indemnified person having delivered a written affirmation that he or she has a good faith belief that he or she has met the standard of conduct necessary for indemnification under Article 9 and (ii) providing a written undertaking to repay all amounts so advanced if it shall be ultimately determined that the indemnified person is not entitled to be indemnified under Article 9 of the Restated Certificate or if such indemnification is prohibited by applicable law.

Article 9 of the Restated Articles also clarifies that the rights to indemnification under Article 9 of the Restated Articles are not exclusive of any other right which a director or officer indemnified under Article 9 of the Restated Articles may have under law, under the Restated Certificate, the Bylaws of the Company, agreement, vote of shareholders or disinterested directors or otherwise.

The full text of the Restated Certificate, which is drafted to reflect the approval of all of the proposals to be voted on at the Annual Meeting, including this Proposal No. 4, is set forth in Appendix A.

Board Recommendation

The Board of Directors has approved and recommends that the shareholders of the Company approve Proposal No. 4, has determined that the approval of Proposal No. 4 is in the best interests of the Company and its shareholders and recommends that the shareholders vote “FOR” Proposal No. 4. In order to attract and retain the best directors and officers, the Board of Directors has determined that it is in the best interests of the Company to provide protections for such directors and officers who, in connection with performing their duties for the Company, become subject to certain actions, suits or proceedings. The Board of Directors believes that the directors and officers should be provided with the maximum indemnification permitted under the TBOC.

Vote Required

The approval of Proposal No. 4 will require the affirmative vote, in person or by proxy, of the holders of at least two thirds ( 2/3) of the outstanding shares of Common Stock entitled to vote in accordance with the provisions of the Existing Articles.

PROPOSAL TO AMEND OUR EXISTING ARTICLES TO SET THE NUMBER OF

SHAREHOLDER VOTES REQUIRED FOR CERTAIN ACTIONS

(Proposal No. 5)

The Board of Directors has approved and recommends that the shareholders of the Company approve a proposed amendment to Article 13 of the Existing Articles, which would be numbered Article 12 of the Restated Certificate if all proposed changes to the Existing Articles are approved, to provide that (i) notwithstanding any provision of the TBOC requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled to vote thereon, such action may be authorized by the affirmative vote of the holders of a majority of such outstanding shares, provided that any action to amend Article 14 of the Restated Certificate, which pertains to calling special meetings of the shareholders, shall require the vote of two-thirds of the issued and outstanding shares entitled to vote; and (ii) except as provided in the preceding clause (i), in all other circumstances requiring the approval of the outstanding shares of a class or series, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of the Company at which a quorum is present is the act of the shareholders.

Article 13 of the Existing Articles reads as follows:

As permitted by Article 9.08 of the Texas Business Corporation Act, the shareholders vote required in order to approve a merger, consolidation, sale of assets or dissolution of the corporation is reduced to sixty percent (60%) of all issued and outstanding shares of the corporation regardless of class. No class of shares shall be entitled to vote as a class on a merger, consolidation, sale of assets or dissolution of the corporation.

The proposed amendment would replace Article 13 of the Existing Articles with the following, which would be renumbered Article 12 of the Restated Certificate if all proposed changes to the Existing Articles are approved:

Notwithstanding any provision of the TBOC now or hereafter in force requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable; provided, however, any action to amend Article 14 of this Second Amended and Restated Certificate of Formation shall require the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote. Except as provided in the preceding sentence and other than the election of directors, in all other circumstances requiring the approval of the outstanding shares of a class or series, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders. This provision shall not impair any other express provision of this Second Amended and Restated Certificate of Formation or contractual rights granted by the Board of Directors that expressly require greater than a majority or class vote of shareholders on certain corporate actions.

The full text of the Restated Certificate, which is drafted to reflect the approval of all of the proposals to be voted on at the Annual Meeting, including this Proposal No. 5, is set forth in Appendix A.

Pursuant to the TBOC and the TBCA, any action to be taken by the shareholders of the Company at a meeting of shareholders with regard to amendment of the certificate of formation, merger or consolidation of the Company with another, or, with certain exceptions, the disposition of all or substantially all of its assets (collectively referred to herein as the “fundamental business transactions”), requires the affirmative vote of the holders of two-thirds of the outstanding shares of the Company entitled to vote unless the Company’s certificate of formation provides that the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on the fundamental business transaction is required for shareholder action on that fundamental business transaction. In accordance with the provisions of the TBCA, Article 13 of the Existing Articles provides that the shareholder vote required to approve such fundamental business transactions is reduced to sixty percent (60%). The Company’s Board of Directors has determined that it is in the best interests of the Company to revise Article 13 of the Existing Articles to provide that, notwithstanding any provision of the TBOC requiring otherwise, the affirmative vote of the holders of a majority of the Company’s outstanding shares entitled to vote at the meeting, as contrasted with 60% under the Existing Articles, is required to approve a fundamental business transaction. Article 13 of the Existing Articles has also been revised to provide that any action to amend Article 14 of the Restated Certificate shall require the vote of two-thirds of the issued and outstanding shares entitled to vote. The requirement of a two-thirds affirmative vote of the issued and outstanding shares entitled to vote to amend Article 14 (Special Meetings) of the Restated Certificate is consistent with the voting requirements necessary to amend the identical provision contain in Article 15 (Special Meetings) of the Existing Articles. The effect of the exception in Article 12 of the Restated Certificate requiring a two-thirds affirmative vote of the issued and outstanding shares entitled to vote to amend Article 14 (Special Meetings) of the Restated Certificate is to leave the vote required to amend Article 14 (Special Meetings) of the Restated Certificate unchanged from vote required to amend the identical provision contained in Article 15 (Special Meetings) of the Existing Articles.

Further, Article 13 of the Existing Articles has been changed in Article 12 of the Restated Articles to comply with the provisions of the TBOC with regards to the vote required of the shareholders to act at a meeting of shareholders involving a matter other than a fundamental business transaction or the election of directors. Article 12 of the Restated Certificate provides that the required vote of the shareholders to act in all circumstances, other than with respect to a fundamental business transaction or the election of directors, shall be the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of the Company at which a quorum is present.

Board Recommendation

The Board of Directors has approved and recommends that the shareholders of the Company approve Proposal No. 5, has determined that the approval of Proposal No. 5 is in the best interests of the Company and its shareholders and recommends that the shareholders vote “FOR” Proposal No. 5. The Board of Directors believes that it is in the best interests of the Company to reduce the shareholder vote required to approve fundamental business transactions to a majority vote as to conform to the practice of most public companies. Delaware law requires a majority vote, rather than a two-thirds or sixty percent vote, to approve such fundamental business transactions, and the Board of Directors believes that the standard used in Delaware law is appropriate. Further, the Board of Directors believes it is appropriate to amend the Existing Articles to make clear the voting requirement of the shareholders to act with respect to any matter presented at a meeting of shareholders, other than a fundamental business transaction or the election of directors, in conformity with the TBOC.

Vote Required

The approval of Proposal No. 5 will require the affirmative vote, in person or by proxy, of the holders of at least two thirds ( 2/3) of the outstanding shares of Common Stock entitled to vote in accordance with the provisions of the Existing Articles.

PROPOSAL TO AMEND OUR EXISTING ARTICLES TO UPDATE THE PROVISIONS

PERTAINING TO LIMITATION OF DIRECTOR LIABILITY

(Proposal No. 6)

The Board of Directors has approved and recommends that the shareholders of the Company approve a proposed amendment to Article 14 of the Existing Articles, which would be numbered Article 13 of the Restated Certificate if all proposed changes to the Existing Articles are approved, to update the provisions pertaining to the limitation of director liability to the maximum extent permitted by the TBOC.

Article 14 of the Existing Articles reads as follows:

To the fullest extent permitted by applicable law, no director of this Company shall be liable to this Company, or its shareholders, for monetary damages for an act or omission in such director’s capacity as a director of this Company, except that this provision does not eliminate or limit the liability of a director of this Company for:

1.	a breach of such director’s duty of loyalty to this Company or its shareholders;

2.	an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

3.	a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director’s office;

4.	an act or omission for which the liability of such director is expressly provided for by statute; or

5.	an act related to an unlawful stock repurchase or payment of a dividend.

The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to August 31, 1987. Any repeal or amendment of this Article by the shareholders of this Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this Company existing at the time of such repeal or amendment. In addition to the circumstances in which a director of this Company is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act hereafter enacted that further limits the liability of a director.

Article 13 of the Restated Certificate would replace Article 14 of the Existing Article and reads as follows:

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

A.	a breach of the director’s duty of loyalty to the Corporation or its shareholders;

B.	an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

C.	a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

D.	an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article 13 shall not adversely affect any right of protection of a director of the Corporation for acts or omissions that occurred before such repeal or modification.

The proposed amendment does not substantively change Article 14 of the Existing Articles. The proposed amendment merely modernizes the language in conformity with the TBOC’s provisions concerning the elimination of director liability, removes antiquated references to acts or omissions occurring before August 31, 1987, and has been revised to reference the TBOC instead of the TBCA.

The full text of the Restated Certificate, which is drafted to reflect the approval of all of the proposals to be voted on at the Annual Meeting, including this Proposal No. 6, is set forth in Appendix A.

Board Recommendation

The Board of Directors has approved and recommends that the shareholders of the Company approve Proposal No. 6, has determined that the approval of Proposal No. 6 is in the best interests of the

Company and its shareholders and recommends that the shareholders vote “FOR” Proposal No. 6. The Board of Directors believes that the proposed amendment is necessary to modernize the language in Article 13 of the Existing Articles and to reference the TBOC instead of the TBCA.

Vote Required

The approval of Proposal No. 6 will require the affirmative vote, in person or by proxy, of the holders of at least two thirds ( 2/3) of the outstanding shares of Common Stock entitled to vote in accordance with the Existing Articles.

ACTION TO BE TAKEN UNDER THE PROXY

The accompanying proxy will be voted “FOR” Proposal No. 1 - Proposal No. 6 unless the proxy is marked in such a manner as to withhold the authority to do so (with respect to Proposal No. 1) or to vote against or abstain (with respect to Proposal Nos. 2, 3, 4, 5 and 6). It will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Board knows of no matters, other than the election of directors, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also vote to adjourn the Meeting from time to time, if in their judgment it is deemed to be advisable.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2011 annual meeting of shareholders of the Company, a proposal must be received at the principal executive offices of the Company on or before December 29, 2010. However, if the date of the 2011 annual meeting of shareholders changes by more than 30 days from the date of the 2009 meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

If a proposal is submitted for action at the 2011 annual meeting other than by the process provided by Rule 14a-8, the shareholder proposal must meet the requirements of Section 2.12 of the Bylaws of the Company. Section 2.12 of the Bylaws provides that to be timely, a proposal must be delivered to or mailed and received at the Company’s principal executive offices not less than 70 days nor more than 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company on or before the later of (i) 70 days prior to the date of the meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made.

ANNUAL REPORTS

Form 10-K

The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and all amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Such report was filed with the SEC on March 31, 2010. Requests for copies of such report should be directed to GAINSCO, INC. Investor Relations, P. O. Box

199023, Dallas, Texas 75219-9023, telephone 972.629.4301. This Report, as well as the Company’s other filings with the SEC, may be read and copied at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1.800.SEC.0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

Annual Report to Shareholders

The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2009 is being mailed concurrently with the mailing of this Proxy Statement. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated. You may also vote your shares by using the internet or telephone in accordance with the instructions contained on the enclosed form of Proxy.

APPENDIX A

SECOND AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

GAINSCO, INC.

ARTICLE I

Pursuant to the provisions of the Texas Business Organizations Code (the “TBOC”), GAINSCO, INC., a Texas corporation (the “Corporation”), hereby adopts and files with the Texas Secretary of State this Second Amended and Restated Certificate of Formation (the “Restated Certificate”), which accurately states and copies the Corporation’s Restated Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the “Existing Articles”) as further amended by this Restated Certificate as hereinafter set forth below, and which contain no other change in any provision thereof, other than the omission of the name and address of the incorporator or organizer of the Corporation and the updating of the current number of directors and the names and addresses of the persons currently serving as directors, as permitted by the TBOC.

ARTICLE II

The name of the corporation is GAINSCO, INC. The Corporation is a Texas for-profit corporation.

ARTICLE III

The following paragraphs identify by reference or description each added, altered, or deleted provision to the Existing Articles being restated:

1.	Article 2 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 2. ENTITY TYPE

The Corporation is a for-profit corporation.

2.	Article 3 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 3. PURPOSE

The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organization Code (the “TBOC”).

3.	Article 4 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 4. SHARES

A. (1) The Corporation is authorized to issue two classes of shares to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is Twenty Two Million Five Hundred Thousand (22,500,000). The number of shares of Common Stock authorized is Twelve Million Five Hundred Thousand (12,500,000), and each such share shall have ten cents ($.10) par value. The number of shares of Preferred Stock authorized is Ten Million (10,000,000), and each such share shall have One Hundred Dollars ($100.00) par value.

(2) Each four (4) shares of Common Stock issued and outstanding prior to November 21, 2005 was combined, effective November 21, 2005, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on November 10, 2005. The Corporation did not issue fractional shares with respect to the combination. All fractional shares that would otherwise have been issued were rounded to a whole share. Each five (5) shares of Common Stock issued and outstanding prior to June 8, 2009 was combined, effective June 8, 2009, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on May 28, 2009. The Corporation did not issue fractional shares with respect to the combination. In lieu of any fractional share to which a shareholder would have otherwise been entitled, the Corporation paid cash equal to five times such fraction multiplied by the fair market value of the Common Stock on June 7, 2009.

B. The Board of Directors of the Corporation is authorized, from time to time, to establish series of unissued shares of Preferred Stock, to designate each series, and to issue shares of any series then or previously designated; and to fix and determine separately for each series any one or more of the following relative rights and preferences:

(a) The rate of dividend payable with respect to shares of each series and the dates, terms, and other conditions on which such dividends shall be payable;

(b) The nature of the dividend payable with respect to shares of such series as cumulative, non-cumulative, or partially cumulative.

(c) The price at and the terms and conditions on which shares may be redeemed (if applicable);

(d) The amount payable upon shares in the event of involuntary liquidation;

(e) The amount payable upon shares in the event of voluntary liquidation;

(f) sinking fund provisions (if any) for the redemption of purchase of shares;

(g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h) Voting rights (if any); and

(i) Repurchase obligations of the Corporation with respect to the shares of each series (if any).

C. The Board of Directors may increase or decrease the number of authorized shares within each series, whether or not any shares of the series are outstanding; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The approval of existing Preferred Stock or Common Stock shareholders shall not be required.

D. Dividends on the Preferred Stock when and as declared by the Board of Directors out of any funds legally available therefor may be cumulative or non-cumulative, as determined by the Board of Directors. The Preferred Stock as a class shall have a preference over the Common Stock as a class as to the payment of such dividends. The relative preference between series of Preferred Stock as to the payment of such dividends may be fixed and determined by the Board of Directors.

E. In the event of voluntary or involuntary liquidation of the Corporation, the Preferred Stock shall have a preference in the assets of the Corporation over the Common Stock, as fixed and determined by the Board of Directors. The relative preference between series of Preferred Stock may be fixed and determined by its Board of Directors.”

4.	Article 9 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 9. INDEMNIFICATION; INSURANCE.

A. Subject to the limitations and conditions as provided in this Article 9, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article 9 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 9 could involve indemnification for negligence or under theories of strict liability.

B. The right to indemnification conferred in this Article 9 shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 9 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 9 or if such indemnification is prohibited by applicable law.

C. The right to indemnification conferred in this Article 9 shall not be exclusive of any other right which a director or officer indemnified pursuant to this Article 9 may have or hereafter acquire under any law (common or statutory), provision of this Second Amended and Restated Certificate of Formation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

D. The Corporation may purchase insurance for the purpose of securing the indemnification of its directors and officers to the extent that such indemnification is allowed in this Article 9. Such insurance may, but need not, be for the benefit of all directors and officers, and the purchase of any such insurance shall in no way limit the indemnification provisions of this Article 9.

5.	Article 10 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 10. REGISTERED OFFICE AND AGENT.

The street address of the Corporation’s registered office is 333 Lee Parkway, Suite 1200, Dallas, Texas 75219, and the name of its registered agent at such address is Glenn W. Anderson.

6.	Article 11 of the Existing Articles is altered to replace the number of original directors and the names and addresses of the original directors with the current number of directors and the names and addresses of the persons currently serving as directors of the Corporation.

7.	Article 13 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 12. SPECIAL VOTING REQUIREMENTS.

Notwithstanding any provision of the TBOC now or hereafter in force requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable; provided, however, any action to amend Article 14 of this Second Amended and Restated Certificate of Formation shall require the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote. Except as provided in the preceding sentence and other than the election of directors, in all other circumstances requiring the approval of the outstanding shares of a class or series, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders. This provision shall not impair any other express provision of this Second Amended and Restated Certificate of Formation or contractual rights granted by the Board of Directors that expressly require greater than a majority or class vote of shareholders on certain corporate actions.

8.	Article 14 of the Existing Articles is hereby amended in its entirety so as to read as follows:

ARTICLE 13. LIMITATION OF DIRECTOR LIABILITY.

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

A. a breach of the director’s duty of loyalty to the Corporation or its shareholders;

B. an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

C. a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

D. an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article 13 shall not adversely affect any right of protection of a director of the Corporation for acts or omissions that occurred before such repeal or modification.

9.	Article 16 of the Existing Articles is hereby deleted in its entirety.

ARTICLE IV

Each of the amendments made by this Restated Certificate has been made in accordance with the TBOC and has been approved in the manner required by the TBOC and the governing documents of the Corporation.

ARTICLE V

The Corporation’s Existing Articles are hereby superseded by the Restated Certificate, as set forth on Exhibit A hereto, which accurately states and copies the entire text of the Existing Articles as amended as set forth above, other than (i) the omission of Article 12 containing the name and address of the incorporator of the Corporation and (ii) the updating of the current number of directors and the names and addresses of the persons currently serving as directors, as permitted by the TBOC.

DATED:                                         , 2010.

GAINSCO, INC.

By:
Name:
Title:

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

GAINSCO, INC.

ARTICLE 1. NAME.

The name of the corporation is GAINSCO, INC. (the “Corporation”).

ARTICLE 2. ENTITY TYPE.

The Corporation is a for-profit corporation.

ARTICLE 3. PURPOSE.

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Organization Code (the “TBOC”).

ARTICLE 4. SHARES.

A. (1) The Corporation is authorized to issue two classes of shares to be designated respectively as “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is Twenty Two Million Five Hundred Thousand (22,500,000). The number of shares of Common Stock authorized is Twelve Million Five Hundred Thousand (12,500,000), and each such share shall have ten cents ($.10) par value. The number of shares of Preferred Stock authorized is Ten Million (10,000,000), and each such share shall have One Hundred Dollars ($100.00) par value.

(2) Each four (4) shares of Common Stock issued and outstanding prior to November 21, 2005 was combined, effective November 21, 2005, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on November 10, 2005. The Corporation did not issue fractional shares with respect to the combination. All fractional shares that would otherwise have been issued were rounded to a whole share. Each five (5) shares of Common Stock issued and outstanding prior to June 8, 2009 was combined, effective June 8, 2009, into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $0.10 par value, pursuant to that certain Articles of Amendment to the Articles of Incorporation of the Corporation as filed with the Texas Secretary of State on May 28, 2009. The Corporation did not issue fractional shares with respect to the combination. In lieu of any fractional share to which a shareholder would have otherwise been entitled, the Corporation paid cash equal to five times such fraction multiplied by the fair market value of the Common Stock on June 7, 2009.

B. The Board of Directors of the Corporation is authorized, from time to time, to establish series of unissued shares of Preferred Stock, to designate each series, and to issue shares of any series then or previously designated; and to fix and determine separately for each series any one or more of the following relative rights and preferences:

(a) The rate of dividend payable with respect to shares of each series and the dates, terms, and other conditions on which such dividends shall be payable;

(b) The nature of the dividend payable with respect to shares of such series as cumulative, non-cumulative, or partially cumulative.

(c) The price at and the terms and conditions on which shares may be redeemed (if applicable);

(d) The amount payable upon shares in the event of involuntary liquidation;

(e) The amount payable upon shares in the event of voluntary liquidation;

(f) sinking fund provisions (if any) for the redemption of purchase of shares;

(g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(h) Voting rights (if any); and

(i) Repurchase obligations of the Corporation with respect to the shares of each series (if any).

C. The Board of Directors may increase or decrease the number of authorized shares within each series, whether or not any shares of the series are outstanding; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The approval of existing Preferred Stock or Common Stock shareholders shall not be required.

D. Dividends on the Preferred Stock when and as declared by the Board of Directors out of any funds legally available therefor may be cumulative or non-cumulative, as determined by the Board of Directors. The Preferred Stock as a class shall have a preference over the Common Stock as a class as to the payment of such dividends. The relative preference between series of Preferred Stock as to the payment of such dividends may be fixed and determined by the Board of Directors.

E. In the event of voluntary or involuntary liquidation of the Corporation, the Preferred Stock shall have a preference in the assets of the Corporation over the Common Stock, as fixed and determined by the Board of Directors. The relative preference between series of Preferred Stock may be fixed and determined by its Board of Directors.”

ARTICLE 5. COMMENCEMENT OF BUSINESS.

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money paid, labor done or property actually received.

ARTICLE 6. DENIAL OF PREEMPTIVE RIGHTS.

No shareholder of the Corporation or other person shall have any preemptive rights whatsoever.

ARTICLE 7. PLURALITY VOTE.

Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

ARTICLE 8. AMENDMENTS TO BYLAWS.

The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors; however, Bylaws made by the board of directors may be repealed or changed, or new Bylaws made, by the shareholders.

ARTICLE 9. INDEMNIFICATION; INSURANCE.

A. Subject to the limitations and conditions as provided in this Article 9, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article 9 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article 9 shall be deemed contract rights, and no amendment, modification or repeal of this Article 9 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 9 could involve indemnification for negligence or under theories of strict liability.

B. The right to indemnification conferred in this Article 9 shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 9 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 9 or if such indemnification is prohibited by applicable law.

C. The right to indemnification conferred in this Article 9 shall not be exclusive of any other right which a director or officer indemnified pursuant to this Article 9 may have or hereafter acquire under any law (common or statutory), provision of this Second Amended and Restated Certificate of Formation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

D. The Corporation may purchase insurance for the purpose of securing the indemnification of its directors and officers to the extent that such indemnification is allowed in this Article 9. Such insurance may, but need not, be for the benefit of all directors and officers, and the purchase of any such insurance shall in no way limit the indemnification provisions of this Article 9.

ARTICLE 10. REGISTERED OFFICE AND AGENT.

The street address of the Corporation’s registered office is 3333 Lee Parkway, Suite 1200, Dallas, Texas 75219, and the name of its registered agent at such address is Glenn W. Anderson.

ARTICLE 11. DIRECTORS.

The number of directors currently constituting the board of directors is eight (8), and the names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

NAME	ADDRESS

Glenn W. Anderson	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

Robert J. Boulware	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

John C. Goff	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

Joel C. Puckett	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

Robert W. Stallings	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

John H. Williams	3333 Lee Parkway, Suite 1200 Dallas, TX 75219

ARTICLE 12. SPECIAL VOTING REQUIREMENTS.

Notwithstanding any provision of the TBOC now or hereafter in force requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable; provided, however, any action to amend Article 14 of this Second Amended and Restated Certificate of Formation shall require the affirmative vote of two-thirds of the issued and outstanding shares entitled to vote. Except as provided in the preceding sentence and other than the election of directors, in all other circumstances requiring the approval of the outstanding shares of a class or series, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders. This provision shall not impair any other express provision of this Second Amended and Restated Certificate of Formation or contractual rights granted by the Board of Directors that expressly require greater than a majority or class vote of shareholders on certain corporate actions.

ARTICLE 13. LIMITATION OF DIRECTOR LIABILITY.

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

A. a breach of the director’s duty of loyalty to the Corporation or its shareholders;

B. an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

C. a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

D. an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article 13 shall not adversely affect any right of protection of a director of the Corporation for acts or omissions that occurred before such repeal or modification.

ARTICLE 14. SPECIAL MEETINGS.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, the Board of Directors, or the holders of not less than twenty-five percent of all of the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

GAINSCO, INC.

VOTE BY INTERNET OR TELEPHONE QUICK *** EASY *** IMMEDIATE

As a shareholder of GAINSCO, INC. you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m. Eastern Time on May 25, 2010.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

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PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, AND IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 6.	Please mark your votes like this	☒

1.	To elect a Board of Directors consisting of six persons.	FOR WITHHELD ☐ ☐			3.	To approve an amendment to our Existing Articles that deletes references to previous reverse stock splits.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below)				4.	To approve an amendment to our Existing Articles to update the provisions pertaining to indemnification of our officers and directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Glenn W. Anderson, (02) Robert J. Boulware, (03) John C. Goff, (04) Joel C. Puckett, (05) Robert W. Stallings, and (06) John H. Williams				5.	To approve an amendment to our Existing Articles to set the number of shareholder votes for certain actions.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve amendments to our Restated Articles of Incorporation, as amended (the “Existing Articles”), that conform to the Texas Business Organizations Code.	FOR ☐	AGAINST ☐	ABSTAIN ☐	6.	To approve an amendment to our Existing Articles to update the provisions pertaining to limitation of liability of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					7.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.
							Change of Address		☐
This proxy will be voted as directed, or if no direction is indicated, will be voted “for” the proposals

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

P R O X Y

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held May 26, 2010

The proxy statement and our 2009 Annual Report on Form 10-K are available at http://www.RRDEZProxy.com/2010/Gainsco

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GAINSCO, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2010

The undersigned hereby appoints Robert W. Stallings, Joel C. Puckett and Glenn W. Anderson, and each of them individually, proxies with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders of GAINSCO, INC. to be held on May 26, 2010 at 9:30 a.m. (Dallas Time), on the 1st Floor, 3333 Lee Parkway, Dallas, Texas 75219, or at any adjournment thereof, hereby revoking any proxy heretofore given. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

(USE ONLY FOR CHANGE OF ADDRESS)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The members of the Board of Directors unanimously recommend that the Shareholders vote FOR proposals 1 through 6.

The undersigned hereby acknowledges receipt of the Notice of the aforesaid Annual Meeting.

(Continued and to be signed on reverse side)